UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1000
Tempe,	AZ	85288
(Address of principal executive offices)		(Zip Code)

(480) 618-6760
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 6, 2025, Opendoor Technologies Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company declared a warrant dividend distribution (the “Warrant Distribution”), a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. In connection with this press release, the Company will make available a document containing questions and answers (the “FAQ”) regarding the Warrant Distribution on the Company’s Investor Relations website. The FAQ is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Warrant Dividend Distribution

On November 6, 2025, the Company announced the Warrant Distribution to the record holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the form of warrants to purchase Common Stock (each, a “Warrant”, and collectively, the “Warrants”). The Warrants will be distributed on or around November 21, 2025 (the “Distribution Date”) to the record holders of Common Stock as of the close of business on November 18, 2025 (the “Record Date”). Each registered holder of Common Stock on the Record Date will receive three (3) series of Warrants—Series K, Series A, and Series Z—one (1) Warrant of each series for every thirty (30) shares of Common Stock held, rounded down to the nearest whole number.

The scheduled expiration date of each series of the Warrants is expected to be on or about November 20, 2026, which may be automatically accelerated as specified in the warrant agreement (and the Company may elect a later alternate expiration date) for a particular series of the Warrants if, within any period of thirty (30) consecutive trading days after the Distribution Date, there are at least twenty (20) trading days (whether or not consecutive) on which the daily volume‑weighted average price of the Common Stock exceeds the applicable early expiration trigger price for such series of the Warrants. The early expiration trigger price for a series of the Warrants is expected to be initially equal to 120% of the exercise price of such series of the Warrants, subject to adjustment in accordance with the warrant agreement. The Warrants are expected to have an exercise price of $9.00 per Series K Warrant, $13.00 per Series A Warrant and $17.00 per Series Z Warrant. We intend to apply for the Warrants to be listed on the Nasdaq Stock Market, subject to Nasdaq approval, to facilitate trading, which may begin under ticker symbols OPENW, OPENL, and OPENZ for the Series K Warrants, Series A Warrants and Series Z Warrants, respectively, on the first trading day following the Distribution Date. The Warrants are expected to be initially exercisable only by paying the exercise price in cash, subject to the Company’s ability to change the exercise method to net exercise as provided in the warrant agreement.

In lieu of an adjustment to the conversion rate, holders of the Company’s 7.000% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”) as of the Record Date will also receive, at the same time and on the same terms as holders of Common Stock, Warrants, without having to convert such holder’s 2030 Convertible Notes, as if such holder held a number of shares of Common Stock, equal to the product of (i) the conversion rate applicable to the 2030 Convertible Notes in effect on the Record Date and (ii) the aggregate principal amount (expressed in thousands) of 2030 Convertible Notes held by such holder on the Record Date. The Company expects to adjust the conversion rate for the Company’s 0.25% Convertible Senior Notes due 2026 in accordance with the terms of the governing indenture for such notes in connection with the Warrant Distribution.

Registered Direct Offering and Convertible Notes Repurchase

On November 6, 2025, the Company entered into share purchase agreements (each, a “Share Purchase Agreement”) with a limited number of purchasers named therein (together, the “Purchasers”), providing for the issuance and sale by the Company of an aggregate of 180,580,200 shares of the Common Stock at a price of $6.56 per share. The shares of Common Stock were offered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-279080) (the “Registration Statement”) and a related prospectus supplement (the “Registered Direct Offering”).

Concurrently with the Registered Direct Offering, the Company entered into separate, privately negotiated transactions with the Purchasers, pursuant to which the Company agreed to repurchase and such Purchasers agreed to sell to the Company an aggregate of approximately $264 million principal amount of the 2030 Convertible Notes for an aggregate repurchase price of approximately $1.2 billion, which the Company will repurchase using the net proceeds from the Registered Direct Offering (the “Convertible Notes Repurchase”). On a net basis, the Company will not receive any proceeds from these transactions and will pay customary fees and expenses in connection therewith. As a result, the Company does not expect that the Registered Direct Offering, after giving effect to the Convertible Notes Repurchase, will have a material impact on its cash position.

In connection with the Convertible Notes Repurchase, the Purchasers may purchase or sell shares of Common Stock in the open market or enter into or unwind various derivative transactions with respect to the Common Stock to unwind any hedge positions they may have with respect to the 2030 Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The number of shares of Common Stock to be sold or purchased by such holders or the notional number of shares of Common Stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of the Common Stock. These activities may adversely affect the trading price of the Common Stock. The Company cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Common Stock.

The Registered Direct Offering and the Convertible Notes Repurchase are expected to close on November 13, 2025, subject to customary closing conditions. This Registered Direct Offering and the Convertible Notes Repurchase are cross-conditional.

Each Share Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Purchasers and other obligations of the parties. The representations, warranties and covenants contained therein were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of such Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the Warrants in the Warrant Distribution has not been registered under the Securities Act, as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the Warrants will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Holders of Common Stock and the 2030 Convertible Notes should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the Registered Direct Offering, the Convertible Notes Repurchase and the anticipated Warrant Distribution, including: the Company’s expectations regarding the Warrant Distribution; the anticipated Record Date, distribution date and expiration date for the Warrants; the anticipated and expected use of proceeds from any proceeds received from the exercise of Warrants; the acceptance to trading of the warrants on the Nasdaq Stock Market; and the price of the Warrants and the existence of a market for the Warrants. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks include, but are not limited to market risks, trends and conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 27, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of Share Purchase Agreement
99.1	Press Release regarding Warrant Dividend Distribution issued by Opendoor Technologies Inc., dated November 6, 2025.
99.2	Warrant Dividend Distribution FAQ.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: November 6, 2025	By:	/s/ Kaz Nejatian
	Name:	Kaz Nejatian
	Title:	Chief Executive Officer